Exhibit 99.1

Marchex Announces Second Quarter 2016 Results

SEATTLE — (BUSINESS WIRE) – August 9, 2016—Marchex, Inc. (NASDAQ:MCHX), a leading mobile advertising analytics company, today announced its financial results for the second quarter ended June 30, 2016.

“We are disappointed with our Q2 financial results and revised 2016 outlook, which were primarily driven by a small number of our large clients that reduced their marketing spend,” said Pete Christothoulou, CEO. “It does not impact our long-term relationship with these clients or our belief in the Online-to-Offline opportunity. Our new client wins and strong customer feedback point to a growing pipeline. We are eager to see our strategic progress flow through to our financial performance and, ultimately, category leadership.”

Q2 2016 Financial Highlights

•	GAAP revenue was $34.4 million for the second quarter of 2016, compared to $35.3 million for the second quarter of 2015.

•	GAAP net loss from continuing operations was $68.8 million for the second quarter of 2016 or $1.65 per diluted share, which includes the effect of an estimated pre-tax $63.3 million, or $1.52 per diluted share[2], non-cash impairment charge based on the preliminary results of the company’s goodwill impairment tests. Excluding the impact of the impairment, net loss from continuing operations was $5.5 million[2] or $0.13 per diluted share[2] for the second quarter of 2016. For the second quarter of 2015, GAAP net loss from continuing operations was $1.3 million or $0.03 per diluted share.

	Q2 2015	Q2 2016
GAAP Revenue	$35.3 million	$34.4 million
Call-Driven Revenue[1]	$34.5 million	$34.4 million
Non-GAAP Results[2]:
Enterprise Revenue[3]	$24.1 million	$26.3 million
Call-Driven Adjusted OIBA	$1.4 million	($1.6) million
Call-Driven Adjusted EBITDA	$2.4 million	($0.8) million
Cash Balance	$104 million	$106 million

•	Adjusted non-GAAP earnings (loss) per share[2] from continuing operations for the second quarter of 2016 was ($0.02), compared to $0.02 for the second quarter of 2015.

•	During the second quarter of 2016, YP contributed $8.1 million in Call-Driven Revenue, compared to $10.4 million in the second quarter 2015.

[1]	Call-Driven revenue includes revenue generated from our contracts with YP.
[2]	Reconciliations of non-GAAP measures are included in the financial tables attached to this press release and we encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures
[3]	Enterprise Revenue, also referred to as “Call-Driven Revenue excluding YP”, represents Call-Driven revenue excluding revenue generated from our contracts with YP.

Strategic Priorities Update

The following highlights our recent progress:

Grow New and Existing Enterprise Client Relationships

•	We are seeing positive progress in our sales metrics, including new clients, estimated annualized new client bookings, and our pipeline. We have added more than 15 enterprise scale clients in the second quarter and are beginning to more deeply penetrate our core verticals, such as Travel and Communications. For example, we work with four of the largest Hotel brands of which three were signed in the first half of 2016. Our estimated annualized new client bookings through the first half of 2016 have grown more than 50% from the annualized run rate of the fourth quarter of 2015 despite many of our new sales reps not being fully ramped.

Accelerate Product Innovation

•	We continue to execute our omni-channel analytics strategy. We are on track to deliver several new products including Display Analytics for general availability in the near term. These products enable clients to measure the effectiveness of display and other digital media in driving call conversions. Upon launching Display Analytics, we expect to also measure the consumer journey and interplay between Display and Search.

•	We have integrated our Display Analytics technology with more than 40 of the world’s leading mobile publishers, including more than half of comScore’s top ten digital media properties.

Expand Global Strategic Partnerships

•	We have a new integration with Adobe’s Marketing Cloud that delivers better return on advertising spend for enterprise search marketers that rely upon inbound phone calls to drive sales. The integration delivers automated insights on phone calls directly into the Adobe Media Optimizer for each keyword, including call outcomes and Interactive Voice Response (IVR) inputs. These insights allow marketers to properly automate paid search bidding by allocating budgets towards keywords that best drive over-the-phone purchases.

Business Outlook

The following forward-looking statements reflect Marchex’s expectations as of August 9, 2016.

Total Call-Driven financial guidance for the Third Quarter ending September 30, 2016

Call-Driven Revenue[1]	$30 million or more
Call-Driven Adjusted OIBA[2]	a loss of ($2) million to a loss of ($4) million
Call-Driven Adjusted EBITDA[2]	a loss of ($1) million to a loss of ($3) million

We are providing annual guidance on Call-Driven revenue which includes anticipated contributions by YP due to increased visibility in the remaining year outlook from this customer. We anticipate Enterprise Revenue for the full year will be lower than our previously stated annual guidance, primarily due to increasing variability in marketing budgets from a small number of our largest enterprise customers.

Total Call-Driven financial guidance for the year ending December 31, 2016

Call-Driven Revenue[1]	$128 million or more

Conference Call and Webcast Information

Management will hold a conference call, starting at 5:00 p.m. ET on Tuesday, August 9, 2016 to discuss its second quarter ended June 30, 2016 financial results and other company updates. Access to the live webcast of the conference call will be available online from the Investors section of Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location, beginning two hours after completion of the call.

About Marchex

Marchex is a mobile advertising analytics company that connects online behavior to real-world, offline actions. By linking critical touchpoints in the customer journey, Marchex’s products enable a 360-degree view of marketing effectiveness. Brands and agencies utilize Marchex’s products to transform business performance.

Please visit www.marchex.com, www.marchex.com/blog/ or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the Company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of August 9, 2016 and Marchex undertakes no duty to update the information provided herein.

Non-GAAP Financial Information:

To supplement Marchex’s consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including OIBA, Adjusted OIBA, Adjusted EBITDA, Adjusted non-GAAP earnings (loss) per share and Call-Driven and Archeo and Other Adjusted OIBA and EBITDA. Additionally, Marchex also provides Enterprise Revenue, which represents Call-Driven revenue excluding revenue generated from our contracts with Yellowpages.com LLC (“YP”).

OIBA represents income (loss) from operations plus stock-based compensation expense. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Additionally, Marchex’s management uses Adjusted OIBA, which excludes acquisition and disposition related costs and preliminary estimate of impairment of goodwill, as these items are not indicative of Marchex’s recurring core operating results. Adjusted OIBA is the basis on which Marchex’s internal budgets are based and by which Marchex’s management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex’s consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses such as stock-based compensation, acquisition and disposition related costs, and preliminary estimate of impairment of goodwill. Adjusted EBITDA represents income before interest, income taxes, depreciation, amortization, stock compensation expense, acquisition and disposition related costs, and preliminary estimate of impairment of goodwill. Marchex believes that Adjusted EBITDA is another alternative measure of liquidity to GAAP net cash provided by (used in) operating activities that provides meaningful supplemental information regarding liquidity and is used by Marchex’s management to measure its ability to fund operations and its financing obligations.

Call-Driven Adjusted OIBA and EBITDA include the above descriptions of Adjusted OIBA and EBITDA for the Call-Driven segment. The Call-Driven Adjusted OIBA and EBITDA includes all Marchex general corporate overhead costs. Archeo and Other Adjusted OIBA and EBITDA includes the above descriptions of Adjusted OIBA and EBITDA for the Archeo segment in 2015, and in 2016, Other operating results primarily includes transition activities provided to buyer of Archeo assets which are not material. Enterprise Revenue represents Call-Driven revenue excluding revenue generated through our contracts with YP. Financial analysts and investors may use Adjusted OIBA and EBITDA and Enterprise Revenue to help with comparative financial evaluation to make informed investment decisions. Net loss from continuing operations excluding impairment of goodwill and related per diluted share amount represents GAAP net loss from continuing operations adding back the impact of the preliminary estimate of impairment of goodwill with the corresponding diluted share amount derived by using GAAP diluted shares outstanding. Adjusted non-GAAP earnings (loss) per share represents Adjusted non-GAAP net income (loss) applicable to common stockholders divided by GAAP diluted shares outstanding. Adjusted non-GAAP net income (loss) applicable to common stockholders generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) acquisition and disposition related costs, (3) interest and other income (expense), (4) discontinued operations, net of tax, (5) dividends paid to participating securities and (6) preliminary estimate of impairment of goodwill. Financial analysts and investors may use Adjusted non-GAAP earnings (loss) per share to analyze Marchex’s financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company’s operating performance compared to that of other companies in its industry.

Marchex’s management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company’s results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell

Marchex Investor Relations

Telephone: 206.331.3600

Email: ir(at)marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: pr(at)marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six Months Ended June 30,
	2015	2016	2015	2016
Revenue	$35,346	$34,412	$71,261	$70,397

Expenses:
Service costs (1)	19,797	20,477	39,163	42,459
Sales and marketing (1)	4,245	5,649	7,703	11,171
Product development (1)	8,147	7,555	15,839	15,027
General and administrative (1)	4,505	5,833	10,204	10,495
Acquisition and disposition related costs	118	304	118	308

Total operating expenses	36,812	39,818	73,027	79,460
Impairment of goodwill	—	(63,305)	—	(63,305)

Loss from operations	(1,466)	(68,711)	(1,766)	(72,368)
Interest expense and other, net	(16)	(68)	(41)	(75)

Loss from continuing operations before provision for income taxes	(1,482)	(68,779)	(1,807)	(72,443)
Income tax expense (benefit)	(185)	12	(180)	25

Net loss from continuing operations	(1,297)	(68,791)	(1,627)	(72,468)
Discontinued operations:
Income (loss) from discontinued operations, net of tax	(92)	—	5,047	—
Gain on sale from discontinued operations, net of tax	22,257	—	22,032	—

Discontinued operations, net of tax	22,165	—	27,079	—

Net income (loss)	20,868	(68,791)	25,452	(72,468)
Dividends paid to participating securities	(19)	—	(37)	—

Net income (loss) applicable to common stockholders	$20,849	$(68,791)	$25,415	$(72,468)

Basic and diluted net income (loss) per Class A and Class B share applicable to common stockholders:
Continuing operations	$(0.03)	$(1.65)	$(0.04)	$(1.75)
Discontinued operations, net of tax	$0.53	$—	$0.66	$—

Basic and diluted net income (loss) per Class A and Class B share applicable to common stockholders	$0.50	$(1.65)	$0.62	$(1.75)
Dividends paid per share	$0.02	$—	$0.04	$—
Shares used to calculate basic net income (loss) per share applicable to common stockholders
Class A	5,233	5,233	5,233	5,233
Class B	36,072	36,499	35,919	36,238
Shares used to calculate diluted net income (loss) per share applicable to common stockholders
Class A	5,233	5,233	5,233	5,233
Class B	41,305	41,732	41,152	41,471

(1) Includes stock-based compensation allocated as follows:
Service costs	$552	$207	$772	$405
Sales and marketing	309	529	554	968
Product development	644	629	1,223	1,161
General and administrative	1,162	2,136	2,909	2,933

Total	$2,667	$3,501	$5,458	$5,467

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2015	June 30, 2016
Assets
Current assets:
Cash and cash equivalents	$109,155	$105,777
Accounts receivable, net	24,621	25,301
Prepaid expenses and other current assets	1,784	2,393
Refundable taxes	127	124

Total current assets	135,687	133,595

Property and equipment, net	5,778	4,454
Intangibles and other assets, net	222	222
Goodwill	63,305	—

Total Assets	$204,992	$138,271

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,460	$9,614
Accrued expenses and other current liabilities	6,712	7,583
Deferred revenue	692	333

Total current liabilities	16,864	17,530

Other non-current liabilities	662	407

Total Liabilities	17,526	17,937
Class A common stock	55	55
Class B common stock	368	381
Treasury stock	(238)	(95)
Additional paid-in capital	350,799	355,979
Accumulated deficit	(163,518)	(235,986)

Total Stockholders’ Equity	187,466	120,334

Total Liabilities and Stockholders’ Equity	$204,992	$138,271

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Loss from Operations to Operating Income Before Amortization (OIBA)

and Adjusted Operating Income Before Amortization (Adjusted OIBA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2016	2015	2016
Loss from operations	$(1,466)	$(68,711)	$(1,766)	$(72,368)
Stock-based compensation	2,667	3,501	5,458	5,467

Operating income before amortization (OIBA)	1,201	(65,210)	3,692	(66,901)
Acquisition and disposition related costs	118	304	118	308
Impairment of goodwill	—	63,305	—	63,305

Adjusted operating income before amortization (Adjusted OIBA) - Consolidated	$1,319	$(1,601)	$3,810	$(3,288)
Less: Archeo and Other Adjusted OIBA[1]	(81)	11	(222)	27

Call-Driven Adjusted OIBA[1]	$1,400	$(1,612)	$4,032	$(3,315)

Reconciliation from Net Cash provided by (used in) Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2016	2015	2016
Net cash provided by (used in) operating activities	$(1,814)	$(386)	$4,437	$(2,653)
Changes in asset and liabilities	3,883	(785)	6,111	647
Income tax expense (benefit)	(185)	12	(180)	25
Acquisition and disposition related costs	118	304	118	308
Interest expense and other, net	16	68	41	75
Loss (income) from discontinued operations, net of tax	91	—	(5,065)	—
Tax effect on gain on sale of discontinued operations	163	—	163	—

Adjusted EBITDA - Consolidated	$2,272	$(787)	$5,625	$(1,598)
Less: Archeo and Other Adjusted EBITDA[1]	(81)	11	(222)	27

Call-Driven Adjusted EBITDA[1]	$2,353	$(798)	$5,847	$(1,625)

Net cash provided by (used in) investing activities	$23,767	$(119)	$22,840	$(594)

Net cash used in financing activities	$(1,181)	$(321)	$(2,878)	$(131)

[1]	The financial results have been derived from the condensed consolidated financial statements. In April 2015, Marchex divested certain Archeo domain name and related assets and the operating results of these divested assets are included in discontinued operations, net of tax, in the condensed consolidated financial statements. In December 2015, Marchex sold the remaining Archeo assets and its operating results are included in continuing operations for 2015. Unless otherwise indicated, information presented in these financial tables relates only to Marchex’s continuing operations. In 2016, Other operating results related primarily to transition activities provided to the buyer of the Archeo assets and were not significant.

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP earnings (loss) per share to Adjusted Non-GAAP earnings (loss) per share

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2016	2015	2016
Adjusted Non-GAAP earnings (loss) per share from continuing operations	$0.02	$(0.02)	$0.06	$(0.05)

Net loss from continuing operations applicable to common stockholders - diluted (GAAP loss per share)	$(0.03)	$(1.65)	$(0.04)	$(1.75)
Shares used to calculate diluted net loss from continuing operations per share applicable to common stockholders	41,305	41,732	41,152	41,471

Net income (loss) applicable to common stockholders	$20,849	$(68,791)	$25,415	$(72,468)
Stock-based compensation	2,667	3,501	5,458	5,467
Acquisition and disposition related costs	118	304	118	308
Impairment of goodwill	—	63,305	—	63,305
Interest expense and other, net	16	68	41	75
Dividends paid to participating securities	19	—	37	—
Discontinued operations, net of tax	(22,165)	—	(27,079)	—
Estimated impact of income taxes	(646)	746	(1,516)	1,093

Adjusted Non-GAAP net income (loss) from continuing operations	$858	$(867)	$2,474	$(2,220)

Adjusted Non-GAAP earnings (loss) per share from continuing operations	$0.02	$(0.02)	$0.06	$(0.05)

Shares used to calculate diluted net income (loss) from continuing operations per share applicable to common stockholders (GAAP)	41,305	41,732	41,152	41,471

Weighted average stock options and common shares subject to purchase or cancellation (if applicable)	415	—	366	—

Diluted shares used to calculate Adjusted Non-GAAP earnings (loss) per share [1]	41,720	41,732	41,518	41,471

[1]	For the purpose of computing the number of diluted shares for Adjusted Non-GAAP earnings (loss) per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP earnings (loss) per share.

Reconciliation of GAAP net loss from continuing operations to Non-GAAP net loss from continuing operations excluding impairment of goodwill

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2016	2015	2016
Net loss from continuing operations (GAAP)	$(1,297)	$(68,791)	$(1,627)	$(72,468)
Impairment of goodwill	—	63,305	—	63,305

Net loss from continuing operations excluding goodwill impairment (NON-GAAP)	$(1,297)	$(5,486)	$(1,627)	$(9,163)

Net loss from continuing operations applicable to common stockholders - diluted (GAAP loss per share)	$(0.03)	$(1.65)	$(0.04)	$(1.75)
Impairment of goodwill per diluted share	—	1.52	—	1.53

Net loss from continuing operations excluding goodwill impairment per diluted share (NON-GAAP)	$(0.03)	$(0.13)	$(0.04)	$(0.22)

Shares used to calculate diluted net loss from continuing operations per share applicable to common stockholders (GAAP) and diluted net loss from continuing operations excluding goodwill impairment (NON-GAAP)	41,305	41,732	41,152	41,471

MARCHEX, INC. AND SUBSIDIARIES

Financial Summary Information

(in thousands)

(unaudited)

NON-GAAP MEASURES

CONSOLIDATED[1]	Q215	Q216	YTD Q215	YTD Q216
GAAP Revenue	$35,346	$34,412	$71,261	$70,397
Adjusted OIBA	$1,319	$(1,601)	$3,810	$(3,288)
Adjusted EBITDA	$2,272	$(787)	$5,625	$(1,598)

CALL-DRIVEN	Q215	Q216	YTD Q215	YTD Q216
GAAP Revenue	$34,458	$34,412	$69,486	$70,376
Adjusted OIBA	$1,400	$(1,612)	$4,032	$(3,315)
Adjusted EBITDA	$2,353	$(798)	$5,847	$(1,625)

ENTERPRISE REVENUE[2]	Q215	Q216	YTD Q215	YTD Q216
Call-Driven GAAP Revenue	$34,458	$34,412	$69,486	$70,376
Less: YP Revenue	$10,362	$8,091	$21,119	$16,610

Enterprise Revenue	$24,096	$26,321	$48,367	$53,766

[1]	In April 2015, Marchex divested certain Archeo domain name and related assets and the operating results of these divested assets are included in discontinued operations, net of tax, in the condensed consolidated financial statements. In December 2015, Marchex sold the remaining Archeo assets and its operating results are included in continuing operations for 2015. In 2016, there were Other operating activities that related primarily to transition activities provided to the buyer of the Archeo assets and were not significant. Unless otherwise indicated, information presented in these financial tables relates only to Marchex’s continuing operations.
[2]	Enterprise Revenue, also referred to as “Call-Driven Revenue excluding YP”, represents Call-Driven revenue excluding revenue generated from our contracts with YP.